Exhibit 99.1

Press Release

Investor Contact: Kimberly Perez

SVP & Chief Accounting Officer

813.421.7694

investorrelations@ditech.com

FOR IMMEDIATE RELEASE

DITECH HOLDING CORPORATION ANNOUNCES RECEIPT OF LATE FILING NOTICE FROM THE NYSE

FORT WASHINGTON, PA., May 25, 2018 – Ditech Holding Corporation (“Ditech Holding” or the “Company”) (NYSE: DHCP) today announced that it has received a late filing notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria in Section 802.01E of the NYSE Listed Company Manual as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2018 (the “Form 10-Q”).

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2018, the Company was unable to file its Form 10-Q within the prescribed time period without unreasonable effort or expense due to various factors, such as the timing of the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2017, as well as certain accounting and financial reporting matters, including the application of fresh start accounting in connection with the Company’s emergence from Chapter 11 Bankruptcy on February 9, 2018, which resulted in the Company requiring additional time to complete its financial closing procedures and, as a result, its independent registered public accounting firm requiring additional time to complete the interim review of the Company’s consolidated financial statements as of and for the period ended March 31, 2018.

The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from May 21, 2018 to file the Form 10-Q with the SEC. The Company can regain compliance with the NYSE’s continued listing requirements pertaining to timely filings at any time before that date by filing the Form 10-Q with the SEC. If the Company fails to file the Form 10-Q before the NYSE’s compliance deadline, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. However, regardless of these procedures, the NYSE may commence delisting procedures at any time during the period that is available to complete the filing, if circumstances warrant. The Company continues to work diligently to complete its Form 10-Q, which it anticipates filing with the SEC as soon as reasonably practicable.

As previously disclosed, on August 11, 2017, the Company received written notification from the NYSE that it was considered to be out of compliance with a separate continued listing standard because the Company’s average global market capitalization over a consecutive 30 trading-day period had fallen

1100 Virginia Drive, Suite 100A, Fort Washington, PA 19034

844.714.8603    ●    www.ditechholding.com

below $50.0 million at the same time as its stockholders’ equity was below $50.0 million, and the Company has not yet regained compliance with this listing standard.

The Company is working with the NYSE to maintain the listing of its common stock on the NYSE, but no assurance can be given that it will be successful in doing so.

About Ditech Holding Corporation

Ditech Holding is an independent servicer and originator of mortgage loans and servicer of reverse mortgage loans. Based in Fort Washington, Pennsylvania, the Company has approximately 3,800 employees and services a diverse loan portfolio. For more information about Ditech Holding, please visit the Company’s website at www.ditechholding.com. The information on the Company’s website is not a part of this release.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “would,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements, including those relating to our ability to maintain our listing on the NYSE, involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from results, performance or achievements expressed in these forward-looking statements.

These forward-looking statements are based on the Company’s current beliefs, intentions and expectations and are not guarantees or indicative of future performance, and no conclusions should be drawn and no assumptions should be made regarding any potential outcome relating to any such forward-looking statement. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the Securities and Exchange Commission.

Contact

Kimberly Perez

SVP & Chief Accounting Officer

813.421.7694

investorrelations@ditech.com

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